UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 5, 2021 (July 30, 2021)

 SIRIUSPOINT LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36052	98-1599372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Point House
3 Waterloo Lane
Pembroke HM 08 Bermuda
(Address of principal executive offices and Zip Code)
Registrant’s telephone number, including area code: +1 441 542-3300
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Shares, $0.10 par value	SPNT	New York Stock Exchange
8.00% Resettable Fixed Rate Preference Shares, Series B, $0.10 par value, $25.00 liquidation preference per share	SPNT PB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01	Material Definitive Agreement.
On July 30, 2021, certain property and casualty insurance subsidiaries of SiriusPoint Ltd., Sirius America Insurance Company and SiriusPoint Bermuda Insurance Company Ltd. (together, the “SiriusPoint Cedents”), entered into that certain Master Agreement (the “Master Agreement”), dated as of July 30, 2021, made by and among the SiriusPoint Cedants and Pallas Reinsurance Company Ltd. (“Pallas Re”), a subsidiary in the Compre Group.
Pursuant to the Master Agreement, at the transaction closing, (a) the SiriusPoint Cedents (and/or an affiliate, as the case may be) will enter into a Loss Portfolio Transfer Reinsurance Agreement (the “LPT Agreement”) with Pallas Re, pursuant to which the SiriusPoint Cedents will cede and Pallas Re will assume 100% of the liability with respect to certain long-tail insurance and reinsurance exposures of the SiriusPoint Cedents including asbestos, environmental and workers’ compensation liabilities (the “Subject Business”), valued at $403 million at the time of signing up to an aggregate limit of $645 million over the duration of the contract, and includes an additional release of $14 million of unallocated loss adjustment reserves associated with this transaction; (b) SiriusPoint will pay Pallas Re a reinsurance premium on the Subject Business of approximately $430 million less adjustments to the reinsurance premium up to the closing date; (c) the SiriusPoint Cedents and Pallas Re will enter into a Services Agreement; and (d) the SiriusPoint Cedents, Pallas Re and a trustee or custodian bank, as applicable, will enter into two Trust Agreements and a Security and Control Agreement. The initial deposit in the trust accounts will be the initial loss reserves paid by the SiriusPoint Cedents on the Subject Business from December 31, 2020 through the closing date plus an over collateralization amount; thereafter, Pallas Re will be obligated to maintain certain permitted types of eligible assets in the trust accounts of the SiriusPoint Cedents’ net reserves on the Subject Business for the term of the LPT Agreement.

Pursuant to the LPT Agreement and the Security and Control Agreement, a first priority security interest will be granted in favor of the SiriusPoint Cedents in the Pallas Re administrative account concerning the Subject Business and all assets credited thereto. Pursuant to the LPT Agreement and the Services Agreement, Pallas Re will assume, as soon as practicable after the closing, authority and responsibility for administrative services, including claims handling, for the Subject Business.

The Master Agreement and LPT Agreement include customary representations and warranties, indemnification obligations, covenants and termination rights of the parties. The transaction is anticipated to close during the third quarter of 2021, subject to regulatory approvals and other customary closing conditions. A copy of the press release is attached hereto as Exhibit 99.1.

Item 2.02	Results of Operations and Financial Condition.
On August 5, 2021, SiriusPoint Ltd. issued a press release reporting its financial results for the second quarter ended June 30, 2021 and announcing the availability of its second quarter financial supplement. A copy of the press release and the financial supplement are attached hereto as Exhibit 99.2 and Exhibit 99.3, respectively.
The information contained in this Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.2 and Exhibit 99.3 attached hereto, are being furnished pursuant to this Item 2.02. This information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 7.01	Regulation FD Disclosure.
On August 5, 2021, SiriusPoint Ltd. made available to investors the slide presentation attached hereto as Exhibit 99.4, which may be used from time to time by SiriusPoint Ltd. in presentations to investors. The information hereunder is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, is not otherwise subject to the liabilities of that section and is not incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press release dated August 5, 2021, announcing strategic deal with Compre.
99.2	Press Release dated August 5, 2021, announcing the earnings of SiriusPoint Ltd. for the Second Quarter Ended June 30, 2021.
99.3	Second Quarter Ended June 30, 2021 Financial Supplement.
99.4	SiriusPoint Ltd. presentation to investors, dated August 5, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2021	/s/ David W. Junius
	Name:	David W. Junius
	Title:	Chief Financial Officer